UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2017

MASTEC, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-08106	65-0829355
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 S. Douglas Road, 12th Floor

Coral Gables, Florida 33134

(Address of Principal Executive Office)

Registrant’s telephone number, including area code (305) 599-1800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A (this “Amendment”) is being filed to update the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) by MasTec, Inc. (the “Company”) on May 23, 2017 (the “Original 8-K”). This Amendment is being filed solely to disclose, in accordance with SEC regulations, the Company’s decision in respect of the frequency of future non-binding, advisory shareholder votes regarding executive compensation. No changes have been made to the Original 8-K.

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

As previously reported in the Original 8-K, shareholders at the Company’s 2017 Annual Meeting of Shareholders held on May 18, 2017 voted, on a non-binding advisory basis, in favor of holding future advisory votes on executive compensation every year. The Company’s Board of Directors has considered the outcome of that vote and decided that the Company will hold future non-binding, advisory votes on executive compensation every year until the Company’s Board of Directors otherwise determines that a different frequency for such non-binding, advisory votes is in the best interest of the Company or until the next required vote on the frequency of such votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTEC, INC.

Date: September 26, 2017	By:	/s/ Alberto de Cardenas
Alberto de Cardenas
Executive Vice President, General Counsel and Secretary

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